                                                                    EXHIBIT 20.1

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors of Global Signal, Inc.

     We have audited the accompanying statement of revenue and certain expenses of Lattice Acquisition as described in Note 1 for the year ended December 31,
2003. This statement of revenue and certain expenses is the responsibility of
Lattice Acquisition's management. Our responsibility is to express an opinion on this statement of revenue and certain expenses based on our audit.

     We conducted our audit in accordance with the standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenue and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenue and certain expenses. We believe that our audit of the statement of revenue and certain expenses provides a reasonable basis for our opinion.

     The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and
Exchange Commission for inclusion in a Form S-11 of Global Signal Inc. as described in Note 1 and is not intended to be a complete presentation of Lattice
Acquisition's revenues and expenses.

     In our opinion, the statement of revenue and certain expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of Lattice Acquisition as described in Note 1 for the year ended
December 31, 2003 in conformity with U.S. generally accepted accounting principles.

     As more fully described in Note 3 - Restatement of Previously Issued
Statement of Revenue and Certain Expenses, the accompanying statement of revenue and certain expenses for the year ended December 31, 2003 has been restated to correct the accounting for ground leases.

                                                  /s/ Ernst & Young LLP
Cincinnati, Ohio
April 21, 2005

                              LATTICE ACQUISITION
                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                             (dollars in thousands)



                                                                                                   PERIOD FROM
                                                                      YEAR ENDED               JANUARY 1, 2004 TO
                                                                   DECEMBER 31, 2003            DECEMBER 31, 2004
                                                              ---------------------------- ----------------------------
                                                                      (Restated)                   (Unaudited)

Revenue                                                       $                   10,255   $                   10,464
Certain Expenses:
  Rent                                                                             2,054                        1,826
  Property taxes                                                                     378                          279
  Other tower operating expenses                                                     565                          690
  Selling, general & administrative expenses                                         189                          246
                                                              --------------------------   --------------------------
Total certain expenses                                                             3,186                        3,041
                                                              --------------------------   --------------------------
Revenue in excess of certain expenses                         $                    7,069   $                    7,423
                                                              ==========================   ==========================


      See accompanying notes to Statements of Revenue and Certain Expenses.

                               LATTICE ACQUISITION
               NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES
               YEAR ENDED DECEMBER 31, 2003 AND DECEMBER 31, 2004
                                   (UNAUDITED)

                             (dollars in thousands)

1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

     Lattice Communications, LLC and the company of which it is the sole member,
LB Tower Company LLC ("LB Tower"; collectively, "Lattice"), are principally engaged in providing services to the wireless communications industry by leasing antenna sites on multi-tenant towers. Lattice leases tower space to a diverse range of wireless communications industries, including microwave, personal communications services, cellular, paging, mobile telephone, radio and television broadcasting, specialized mobile radio and enhanced specialized mobile radio. Lattice's communications sites are located throughout the United
States.

     Lattice is jointly owned by Cinergy Telecommunications Holding Company,
Inc. ("CT") - 43.5%; an investor partnership, Lattice Investors, L.P. - 43.5%;
and, Lattice Partners, Ltd. ("LP") - 13%. LP is a limited liability company whose members include various officers and employees of Lattice. The majority of
Lattice's related party transactions are conducted with The Cincinnati Gas &
Electric Company and PSI Energy, Inc., under lease agreements assigned by their sister company, CT, to Lattice.

     On July 30, 2004, a definitive purchase agreement was signed by Pinnacle
Towers Acquisition LLC, a wholly-owned subsidiary of Global Signal Inc. (the
"Company"), to acquire from Lattice 220 owned towers and agreements relating to
15 other towers under management or lease. The purchase agreement and these
Statements of Revenues and Certain Expenses exclude towers owned by LB Tower as well as certain assets of Lattice related to tower development. "Lattice
Acquisition" represents the assets to be acquired by the Company.

     Pinnacle Towers Acquisition LLC consummated the acquisition of the towers in stages as follows:

                   DATE                              NUMBER OF TOWERS
          -------------------------------            ----------------
          October 29, 2004...........                      167
          November 30, 2004..........                       22
          December 30, 2004..........                       36

     As of December 31, 2004, twelve towers remained under contract but the acquisitions had not been consummated. Eleven of these towers were acquired in
March 2005, leaving only one tower remaining to be acquired.

BASIS OF PRESENTATION

     The accompanying statements of revenue and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Form S-11 of the Company. The statements, which encompass the towers and agreements to be sold to the Company, are not representative of the actual operations of Lattice Acquisition for the periods presented or indicative of future operations, as they exclude the following: certain selling, general and administrative expenses; interest expense; and depreciation and amortization.

     The accompanying statements of revenue and certain expenses for the period from January 1, 2004 to December 31, 2004, which includes operating results for each tower until its acquisition by the Company, are unaudited an have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Revenues and certain expenses for the

period from January 1, 2004 to December 31, 2004, are not necessarily indicative of that which may be expected for the year ending December 31, 2004.

USE OF ESTIMATES

     The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and such variances could be material.

REVENUE RECOGNITION

     Revenues are recognized when earned. Escalation clauses present in lease agreements with Lattice's customers are recognized on a straight-line basis over the term of the lease.

CONCENTRATION OF CREDIT RISK

     Lattice Acquisition derives the largest portion of its revenues from customers who require wireless communications services. Excluding related parties, no single customer exceeded 10% of unrelated revenues in the year ended
December 31, 2003 or the nine months ended September 30, 2004.

2. LEASES

LEASE OBLIGATIONS

     As lessee, Lattice Acquisition is obligated under non-cancelable operating leases for ground space under communications towers and at other sites, as well as space on communications towers that expire at various times through 2099. The majority of the ground, tower and other site leases have multiple renewal options, which range up to 10 years each. Certain of the ground and managed site leases have purchase options at the end of the original lease term.

     Future minimum rental payments due by Lattice Acquisition under operating leases in effect at December 31, 2003, without giving effect to the impact of straight-line rent adjustments, are as follows:



                             RELATED
                              PARTY                     OTHER                      TOTAL
                         -----------------        ----------------        --------------------

2004                     $             594        $            806        $              1,400
2005                                   608                     640                       1,248
2006                                   625                     401                       1,026
2007                                   657                     296                         953
2008                                   689                     209                         898
Thereafter                             578                   5,703                       6,281
                         -----------------        ----------------        --------------------
Total                    $           3,751        $          8,055        $             11,806
                         =================        ================        ====================


     Many of Lattice Acquisition's lease agreements contain escalation clauses which are typically based on either a fixed percentage rate or the change in the
Consumer Price Index. For leases with escalation clauses based on a fixed percentage rate, rental expense is recognized in our statements of revenue and certain expenses on a straight line basis over the initial term of the lease plus the future optional renewal periods where there is a reasonable assurance that the lease will be renewed based on our evaluation at the inception of the lease or our assumption of the lease due to our acquisition of the related tower asset.

     Rent expense for operating leases was $2,054 ($936 related party) for the year ended December 31, 2003 and $1,826 ($818 related party) (unaudited) for the year ended December 31, 2004.

CUSTOMER LEASES

     Lattice Acquisition leases antenna space on communications towers to various wireless service providers and other wireless communications users under non-cancelable operating leases. These leases are generally for terms of 5 to 10 years. Generally, Lattice Acquisition's tenant leases provide for annual escalations and multiple renewal periods, at the tenant's option. Leases with fixed-rate escalation clauses, or those that have no escalation, have been included below based on the contractual tenant lease amounts. Leases that escalate based upon non-fixed rates, such as the Consumer Price Index, are included below at the current contractual rate over the remaining term of the lease. The tenant rental payments included in the table below do not assume exercise of tenant renewal options.

     Future minimum rental revenues due to Lattice Acquisition under operating leases in effect at December 31, 2003, without giving effect to the impact of straight-line rent adjustments, are as follows:



                                RELATED
                                 PARTY                  OTHER                       TOTAL
                            ----------------       ----------------       -----------------

2004                        $          4,325       $          6,560       $          10,885
2005                                   4,541                  5,790                  10,331
2006                                   4,768                  3,660                   8,428
2007                                   5,006                  2,327                   7,333
2008                                   5,236                  1,430                   6,666
Thereafter                             3,628                  2,905                   6,533
                            ----------------       ----------------       -----------------
Total                       $         27,504       $         22,672       $          50,176
                            ================       ================       =================


3. RESTATEMENT OF PREVIOUSLY ISSUED STATEMENT OF REVENUE AND CERTAIN EXPENSES

     Lattice Acquisition restated the accompanying statement of revenue and certain expenses as of December 31, 2003. The restatement adjustment reflected in the following tables corrects an error in the recognition of additional ground lease rent expense on a straight-line basis over the initial term of the lease plus the future optional renewal periods where there is reasonable assurance that the lease will be renewed, based on Lattice Acquisition evaluation at the inception of the lease.

     The following table presents the impact of the restatement adjustments on the Lattice Acquisition's previously reported results for the year ended
December 31, 2003:



                                                   AS PREVIOUSLY
                                                     REPORTED      ADJUSTMENTS       AS RESTATED
                                                     ---------     -----------       -----------

Revenue                                              $  10,255     $     -           $    10,255

Certain Expenses:
  Rent                                                   1,270             784             2,054
  Property taxes                                           378           -                   378
  Other tower operating expenses                           565           -                   565
  Selling, general & administrative expenses               189           -                   189
                                                     ---------     -----------       -----------
Total certain expenses                                   2,402             784             3,186
                                                     ---------     -----------       -----------
Revenue in excess of certain expenses                $   7,853     $      (784)      $     7,069
                                                     =========     ===========       ===========
